UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):   January 23, 2014

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2071 Ringwood Avenue, Unit C
San Jose, CA 95131
(Address of principal executive offices)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Former name or former address, if changed since last report)

(408) 402-9400
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On January 23, 2014, we entered into a new Equity Purchase Agreement (the “New Equity Purchase Agreement”) with Southridge Partners II, LP (“Southridge”), that superseded our prior Equity Purchase Agreement with Southridge that was entered into on November 25, 2013 (the “Prior Equity Purchase Agreement”).  The terms of the new Equity Purchase Agreement are identical to those of the Prior Equity Purchase Agreement other than that the New Equity Purchase Agreement provides that the Agreement may not be amended by either party.

Pursuant to the New Equity Purchase Agreement and as provided in the Prior Equity Purchase Agreement, Southridge has committed to purchase up to $5,000,000 worth of our common stock, over a period of time terminating on the earlier of: (i) 18 months from the effective date of the registration statement to be filed by us for the New Equity Purchase Agreement; or (ii) the date on which Southridge has purchased an aggregate maximum purchase price of $5,000,000 pursuant to the New Equity Purchase Agreement; Southridge’s commitment to purchase our common stock is subject to various conditions, including, but not limited to, limitations based on the trading volume of our common stock.

We intend to draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the  New Equity Purchase Agreement. The purchase price for our shares to be paid by Southridge will be 90% of the lowest closing bid price of our common stock during the Valuation Period.   On the date of the Draw Down Notice is delivered to Southridge, we are required to deliver an estimated amount of shares to Southridge’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”).  The Valuation Period will begin the first trading day after the Estimated Shares have been delivered to Southridge’s brokerage account and have been cleared for trading and terminates on the tenth day thereafter.  At the end of the Valuation Period, if the number of Estimated Shares delivered to Southridge is greater than the shares issuable pursuant to a Draw Down, then Southridge is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down.  If the number of Estimated Shares is less the shares issuable under the Draw Down, then we are required to issue additional shares to Southridge equal to the difference; provided that the number of shares to be purchased by Southridge may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of our shares of common stock outstanding.  As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Southridge. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Southridge.

There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, we are not entitled to deliver another put notice.

The conditions under which we will not be entitled to put shares to Southridge, including the following:

•
we will not be entitled to put shares to Southridge unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to cover the resale of the shares by Southridge;

•	we will not be entitled to put shares to Southridge unless our common stock continues to be quoted on the OTC-QB and has not been suspended from trading;

•
we will not be entitled to put shares to Southridge  if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Southridge;

•
we will not be entitled to put shares to Southridge if we have not complied with our obligations and are otherwise in breach of or in default under, the  New Equity Purchase Agreement, our registration rights agreement with Southridge (the “Registration Rights Agreement”) or any other agreement executed in connection therewith with Southridge;

•	we will not be entitled to put shares to Southridge to the extent that such shares would cause Southridge’s beneficial ownership to exceed 9.99% of our outstanding shares; and

•	we will not be entitled to put shares to Southridge if we take any of the following actions on any trading day after a Draw Down Notice is delivered:

a)	subdivide or combine shares of common stock;

b)
pay a dividend in shares of common stock or make any other distribution of shares of common stock, except for dividends paid with respect to any series of preferred stock authorized by us, whether existing now or in the future;

c)
issue any options or other rights to subscribe for or purchase shares of common stock other than pursuant to the  New Equity Purchase Agreement, and other than options or stock grants issued or issuable to directors, officers and employees pursuant to a stock option program, whereby the price per share for which shares of common stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the closing bid price in effect immediately prior to such issuance;

d)
issue any securities convertible into or exchangeable for shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the closing bid price in effect immediately prior to such issuance;

e)
issue shares of common stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the closing bid price in effect immediately prior to such issuance, or without consideration; or

f)
make a distribution of our assets or evidences of indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of our assets (other than under the circumstances provided for in the foregoing subsections (a) through (e).

The New Equity Purchase Agreement further provides that Southridge is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or nonfulfillment of or a failure to perform any material covenant or agreement contained in the New Equity Purchase Agreement.

The New Equity Purchase Agreement also contains representations and warranties of each of the parties.

Pursuant to the terms of the  New Equity Purchase Agreement we agreed to pay Southridge a commitment fee of 1,000,000 shares of our common stock (having a value of $24,300 based upon the closing price of our common stock on January 22, 2014), of which 500,000 shares of our common stock are to be issued to Southridge on the date that the registration statement is declared effective and the remaining 500,000 shares of common stock are to be issued on the date that we deliver our first Draw Down Notice to Southridge.

On January 23, 2014, we also entered into a Registration Rights Agreement with Southridge pursuant to which we agreed to register shares of the common stock to be issued to Southridge in connection with the New Equity Purchase Agreement.

The preceding description of the New Equity Purchase Agreement and Registration Rights Agreement with Southridge does not purport to be complete and is qualified in its entirety by reference to each of the New Equity Purchase Agreement and Registration Rights Agreement, which are attached  hereto as Exhibits 10.1 and 10.2 respectively and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Equity Purchase Agreement dated as of January 23, 2014 between Andalay Solar, Inc. and Southridge Partners II, LP.
10.2	Registration Rights Agreement dated as of January 23, 2014 between Andalay Solar, Inc. and Southridge Partners II, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 2014

ANDALAY SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo
Chief Executive Officer

  Exhibit Index

Exhibit Number	Description

10.1	Equity Purchase Agreement dated as of January 23, 2014 between Andalay Solar, Inc. and Southridge Partners II, LP.
10.2	Registration Rights Agreement dated as of January 23, 2014 between Andalay Solar, Inc. and Southridge Partners II, LP